Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bloomin’ Brands, Inc. (the “Company”) on Form 10-K for the year ended December 28, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David J. Deno, Executive Vice President and Chief Financial and Administrative Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

Date:	February 24, 2015	/s/ David J. Deno
David J. Deno
Executive Vice President and Chief Financial and Administrative Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, Bloomin’ Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.